UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 9, 2006

                    Puradyn Filter Technologies Incorporated
                    ----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                  0-29192                               14-1708544
                  -------                               ----------
         (Commission File Number)          (IRS Employer Identification No.)

               2017 High Ridge Road, Boynton Beach, Florida 33426
               --------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (561) 547-9499
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         Between September 27 and October 9, 2006, Puradyn Filter Technologies Inc. (the Company,) received $650,000 for the sale of 928,571 shares of its common stock at $0.70 per share. The Company has also received commitments for an additional $570,000 to complete the sale of 1,742,857 shares of its common stock at $0.70 per share for an aggregate of $1.22 million. In addition, in connection with the issuance of the sale of the common stock, the Company will issue warrants to purchase a total of 435,714 shares of common stock with the completion of the offering, exercisable at a price of $1.25 per share over a term of five years, assuming that all shares are purchased.

         The sales were made directly by the Company and no broker-dealers participated in the transaction.

         Inasmuch as each of the investors were accredited, had a preexisting relationship with the company, were highly sophisticated and had access to appropriate information concerning the Company, the issuance of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         Exhibit

         99.1     Form of Stock Purchase Warrant

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PURADYN FILTER TECHNOLOGIES INCORPORATED

                                 By:/s/ Richard C. Ford
                                    --------------------------------------------
                                       Richard C. Ford, Chief Executive Officer


DATED:  October 10, 2006